UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐		Preliminary Proxy Statement
☐		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐		Definitive Proxy Statement
☒		Definitive Additional Materials
☐		Soliciting Material Pursuant to §240.14a-12

ING FUNDS TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Dear Shareholder:

Our Audit Control review process indicates that you may be one of a small number of shareholders who did not receive your proxy package. We apologize for any inconvenience this may have caused.

The Special Meeting of Shareholders for the ING Funds (‘the Funds”), which was originally scheduled for October 25, 2007, has been adjourned. The meeting is now scheduled for November 21, 2007 at 10:00 a.m. Local time at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258-2034.

Your vote is important. It will enable the Funds to hold the meeting as scheduled and avoid the cost of additional solicitation, so please vote immediately. You and all other shareholders will benefit from your cooperation.

Thank you in advance.

CMLG